Exhibit 99.2

Execution Version

DISTRIBUTION SUPPORT AND
EXPENSE REIMBURSEMENT AGREEMENT

BY AND AMONG

AMERICAN MIDSTREAM PARTNERS, LP,
AMERICAN MIDSTREAM GP, LLC,

AND

MAGNOLIA INFRASTRUCTURE HOLDINGS, LLC

DATED AS OF OCTOBER 23, 2016

DISTRIBUTION SUPPORT AND

EXPENSE REIMBURSEMENT AGREEMENT

DISTRIBUTION SUPPORT AND EXPENSE REIMBURSEMENT AGREEMENT, dated as of October 23, 2016 (this “Agreement”), by and among AMERICAN MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“AMID”), AMERICAN MIDSTREAM GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), and MAGNOLIA INFRASTRUCTURE HOLDINGS, LLC, a Delaware limited liability company (“Magnolia” or the “Supporting Party”).

W I T N E S S E T H:

WHEREAS, this Agreement is being entered into concurrently with the execution of the Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) by and among AMID, AMID GP, Argo Merger Sub, LLC, a Delaware limited liability company, Argo Merger GP Sub, LLC, a Delaware limited liability company, JP Energy Partners LP, a Delaware limited partnership (“JPE”), JP Energy GP II LLC, a Delaware limited liability company (“JPE GP”), pursuant to which, among other things, upon consummation of the merger (the “LP Merger”) JPE shall continue its existence as the surviving entity and as a wholly-owned subsidiary of AMID, each outstanding common unit representing common limited partner interests of JPE (the “Common Units”) (other than Common Units held by Lonestar Midstream Holdings LLC (“Lonestar”) and JP Energy Development, LP (“JPE Development”) and their Affiliates) will be converted into the right to receive 0.5775 common units of AMID (the “AMID Common Units”), and each outstanding Common Unit, and each outstanding subordinated unit representing subordinated limited partner interests of JPE (the “Subordinated Units”), held by Lonestar, JPE Development and their Affiliates will be converted into the right to receive 0.5225 AMID Common Units (“Affiliate Exchange Ratio”), all on the terms specified therein; and

WHEREAS, the Merger Agreement contemplates that as a condition to and concurrently with the closing of the Merger this Agreement will be entered into by the parties hereto; and

WHEREAS, concurrently with the execution of the Merger Agreement, AMID GP, Argo GP Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of AMID GP (“AMID Merger GP Sub”), and JPE GP are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “GP Merger Agreement”), pursuant to which, among other things, JPE GP will be merged with AMID Merger GP Sub (such merger, the “GP Merger”);

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
GENERAL

1.1.         Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” shall have the meaning assigned to such term in the Merger Agreement.

“AMID Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, as amended or supplemented from time to time.

“AMID Units” means any Common Units, Series A-1 Convertible Preferred Units, Series A-2 Convertible Preferred Units or Series C Preferred Units that the Supporting Party or any of its Subsidiaries owns or acquires of record on or after the date hereof.

“Cap” shall have the meaning set forth in Section 2.1.

“Common Units” shall have the meaning assigned to such term in the AMID Partnership Agreement.

“Conflicts Committee” shall have the meaning assigned to such term in the AMID Partnership Agreement.

“DCF Credits” shall have the meaning set forth in Section 2.1(b).

“DCF Difference” shall have the meaning set forth in Section 2.1(b).

“LP DCF per Unit” shall have the meaning set forth in Exhibit A.

“DCF per Unit Difference” shall have the meaning set forth in Section 2.1(b).

“Delaware Courts” shall have the meaning set forth in Section 6.5.

“Effective Time” shall have the meaning assigned to such term in the Merger Agreement.

“Encumbrances” shall mean any and title defects, charges, liens, mortgages, pledges, claims, security interests, options, restrictions, and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise, other than those imposed under applicable securities laws.

“Notice” has the meaning set forth in Section 6.2.

“Orders” shall have the meaning set forth in Section 3.1(d).

“Series A-1 Convertible Preferred Units” shall have the meaning assigned to such term in the AMID Partnership Agreement.

“Series A-2 Convertible Preferred Units” shall have the meaning assigned to such term in the AMID Partnership Agreement.

“Series C Preferred Unit” shall have the meaning assigned to such term in the AMID Partnership Agreement.

“Shortfall Amount” shall have the meaning set forth in Section 2.1(b).

“Support DCF” shall mean the meaning set forth in Exhibit A.

“Support DCF per Unit” shall mean the meaning set forth in Exhibit A.

“Support Period” shall have the meaning set forth in Section 2.1(a).

“Target DCF per Unit” shall have the meaning set forth in Section 2.1.

“Termination Date” shall have the meaning set forth in Section 5.2.

“Transition Period” shall have the meaning set forth in Section 2.2(b).

ARTICLE II
ACTIONS IN CONNECTION WITH THE MERGER AGREEMENT

2.1.         Distribution Financial Support to AMID.

(a)           The Supporting Party hereby acknowledges and agrees, that if the LP Merger is consummated, to provide financial support to AMID, as necessary, commencing with (i) the regular quarterly distribution for the quarter ending March 31, 2017 or (ii) if the Effective Time occurs after such time that the quarterly distribution for the quarter ending March 31, 2017 is determined or paid, the quarterly distribution for the quarter immediately following the Effective Time, (such distribution date, the “Commencement Date”), and ending with the regular quarterly distribution for the 8th quarter following the Commencement Date, in an aggregate amount not to exceed $25.0 million (the “Cap”), such that, subject to the Cap and the provisions of Section 2.1(b), AMID will have LP DCF per Unit (as defined in Exhibit A) during the eight (8) consecutive quarters following the Commencement Date (the “Support Period”) equal to the amounts set forth on Exhibit A (each, a “Target DCF per Unit”).

(b)           As soon as practicable, and in any event within 20 days, following the completion of each calendar quarter during the Support Period, AMID shall determine the LP DCF per Unit for such quarter, the Support DCF Per Unit, and the difference, if any (such difference, the “DCF per Unit Difference”), of (i) the Target DCF per Unit for such quarter set forth in Exhibit A less (ii) the LP DCF per Unit in respect of such quarter.  The DCF per Unit Difference shall be multiplied by the number of Units outstanding, as such number of Units is determined pursuant to Exhibit A, as of the end of such quarter (such product, the “DCF Difference”).  For any quarter in which the DCF Difference is negative, such negative amount(s) shall be reserved for use as credits against support obligations of the Supporting Party for future quarters during the Support Period (such unused credits, the “DCF Credits”). For any quarter in which the DCF Difference less any previously unused DCF Credits is positive, subject to the Cap, the Supporting Party shall provide support sufficient to eliminate such shortfall (the amount of such shortfall, the “Shortfall Amount”).  Not later than 30 days after the end of each calendar quarter of the Support Period, AMID shall provide notice in writing to the Supporting Party of the LP DCF per Unit and the Shortfall Amount, if any, or DCF Credits, if any, for such calendar quarter, together with supporting financial information.  No later than two (2) business days before the day on which the quarterly financial statements of AMID are to be filed with the Securities and Exchange Commission for the applicable calendar quarter of the Support Period, the Supporting Party shall provide the Shortfall Amount, subject to the Cap and any DCF Credits, pursuant to the terms agreed to by the Supporting Party and AMID GP.  In connection with providing financial support for any Shortfall Amount, the Supporting Party and AMID GP will agree to any amendment to the AMID Partnership Agreement that may be necessary or appropriate to document the form of the financial support mutually agreed to by the Supporting Party and AMID GP.

(c)           The Supporting Party’s obligations under this Section 2.1 shall terminate upon the first of the following to occur:

(i)            The termination of the Merger Agreement;

(ii)           aggregate support payments by the Supporting Party equal the Cap; or

(iii)          payment of the Shortfall Amount, if applicable, for the quarter ending eight (8) consecutive quarters following the Commencement Date, or if there is no Shortfall Amount for such annual period then at the time notice of such determination is furnished by AMID to the Supporting Party.

(d)           The parties hereto acknowledge and agree that the financial support set forth in Section 2.1, Section 2.2, and Section 2.3 forms part of the consideration of the transactions contemplated by the Merger Agreement and this Agreement. The financial support provided by the Supporting Party shall not constitute indebtedness or otherwise create any obligation for AMID to repay the financial support, or for AMID to issue any equity or other securities to the Supporting Party or its Affiliates in consideration thereof.

2.2.         Expense Reimbursement.

(a)           Magnolia agrees that from and after the Effective Time it will, without duplication of amounts reimbursed to JPE and JPE GP pursuant to that certain Expense Reimbursement Agreement, dated October 23, 2016, by and among Lonestar Midstream Holdings, LLC, a Delaware limited liability company, JPE, and JPE GP,  reimburse, or will pay directly on behalf of, JPE and JPE GP the third party reasonable costs and expense incurred by JPE and JPE GP in connection with the Merger, including but, without limitation, all reasonable legal, accountant, and financial advisory fees, regulatory expenses and other similar third party costs and expenses incurred in connection with the negotiation, execution and performance of the Merger Agreement and consummation of the Merger.

(b)           In addition, the Supporting Party shall bear AMID’s and AMID GP’s reasonable costs and expenses relating directly to the integration of JPE and JPE GP incurred during the period commencing at the Effective Time and ending on the one (1) year anniversary of the Effective Time (the “Transition Period”), including, without limitation, severance and training costs, the net amount of any termination costs for offices and services, IT transition costs, relocation expenses and any incremental expenses incurred by AMID or AMID GP during such transition period that are temporarily duplicative of expenses incurred at JPE or JPE GP during such period (such as the incremental costs incurred by AMID associated with running parallel corporate functions in conjunction with an office move). At the end of each fiscal quarter during the Transition Period, AMID shall prepare and deliver to the Supporting Party an invoice containing the amounts and descriptions of all expenses for which reimbursement is sought under this Section 2.2(b), which shall be payable within thirty (30) days of receipt. The Supporting Party shall have the right to request additional documentation in support of any costs or expenses included in any such invoice.  The obligations of the Supporting Party under this Section 2.2(b) shall terminate concurrently with payment of AMID’s final invoice for expenses incurred during the Transition Period.

2.3.         Mutually Agreed Satisfaction of Supporting Party’s Obligations.  Notwithstanding anything to the contrary set forth in Section 2.1 and Section 2.2, AMID (subject to prior approval by the Conflicts Committee) and the Supporting Party may make a determination that the Supporting Party has satisfied the requirements of Section 2.1, Section 2.2 or Section 2.3 by such other methods as AMID and the Supporting Party determine to be appropriate.

2.4.         Extinguishment of JPE GP Debt.  Prior to the Effective Time, the Supporting Party or its Affiliates shall take such action as shall be necessary or appropriate to eliminate (by payment in full, cancellation or otherwise) all outstanding indebtedness of JPE GP to the Supporting Party or any of its Affiliates, and after giving effect to such elimination there shall be no further liability (including any tax liability arising from such elimination) or obligation of JPE GP (or its successors, including AMID Merger Sub GP or AMID GP following consummation of the GP Merger) as a result of such elimination.  The Supporting Party shall make available to AMID GP, upon its reasonable request, any and all supporting documentation in connection with its or its Affiliates performance of the obligations set forth in this Section 2.4.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.         Representations and Warranties of the Supporting Parties.  The Supporting Party (except to the extent otherwise provided herein) hereby represents and warrants to AMID as follows:

(a)           Good Standing.  The Supporting Party is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           Organization; Authorization; Validity of Agreement; Necessary Action.  The Supporting Party has the requisite power and authority and/or capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by the Supporting Party of this Agreement, the performance by it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Supporting Party and no other actions or proceedings on the part of the Supporting Party to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required.  This Agreement has been duly executed and delivered by the Supporting Party and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of the Supporting Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(c)           No Violation.  Neither the execution and delivery of this Agreement by the Supporting Party nor the performance by it of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets, including any AMID Units, owned by Supporting Party, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to it under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Supporting Party is a party or by which it or any of its respective properties, rights or assets may be bound, (ii) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations or orders (collectively, “Orders”) or laws applicable to the Supporting Party or any of its properties, rights or assets or (iii) result in a violation or breach of or conflict with its organizational and governing documents.

(d)           Consents and Approvals.  No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by the Supporting Party in connection with the Supporting Party’s execution, delivery and performance of this Agreement or the consummation by Supporting Party of the transactions contemplated hereby, except for any requirements under the Exchange Act in connection with this Agreement and the transactions contemplated hereby.

(e)           Reliance by AMID.  The Supporting Party understands and acknowledges that, if the LP Merger is consummated, AMID will be proceeding with the closing of the Merger in part in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Supporting Party contained herein.

3.2.         Representations and Warranties of AMID.  AMID hereby represents and warrants to the Supporting Party that (a) it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) the execution and delivery of this Agreement by AMID and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of AMID GP in its capacity as general partner of AMID.

ARTICLE IV
OTHER COVENANTS

4.1.         Further Assurances.  From time to time, (a) upon AMID’s request and without further consideration, the Supporting Party shall execute and deliver, or cause its Subsidiaries to execute and deliver, such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement, and (b) upon the Supporting Party’s request and without further consideration, the AMID or AMID GP shall execute and deliver, or cause its Subsidiaries to execute and deliver, such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE V
CONDITIONALITY AND TERMINATION

5.1.         Conditions to Each Party’s Obligations under this Agreement.  Except for the consummation of the Merger, no other conditions precede the respective obligations of each party hereto.

5.2.         Termination.  The obligations of the Supporting Party under ARTICLE II and Section 4.1 of this Agreement shall remain in effect until the earliest to occur of (a) the performance in full by the Supporting Party of their obligations under the Agreement, and (b) the termination of the Merger Agreement in accordance with Section 7.1 of the Merger Agreement (such earliest date being referred to herein as the “Termination Date”). After the occurrence of such applicable event, the provisions of this Agreement shall terminate and be of no further force or effect; provided that nothing in this Section 5.2 shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such Termination Date. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

ARTICLE VI
MISCELLANEOUS

6.1.         Publicity.  The Supporting Party hereby permits AMID to include and disclose in the Registration Statement and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement the Supporting Party’s identity and ownership of the AMID Units and the nature of Supporting Party’s commitments, arrangements and understandings pursuant to this Agreement.

6.2.         Notices.  Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by email, as follows; provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to AMID or AMID GP, to:

American Midstream Partners, LP

2103 CityWest Blvd.

Houston, Texas  77002
Attention:  General Counsel

Email: rgregory@americanmidstream.com

With a copy to:

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas  77002
Attention:  Gregory C. Hill
Facsimile:  (713) 223-3717

Email: ghill@lockelord.com

If to the Supporting Party, to:

c/o ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, Massachusetts  02117

Attention:  Christine Miller

Facsimile:  (617) 867-4698

Email: cmiller@arclightcapital.com

With a copy to:

Andrews Kurth Kenyon LLP
600 Travis Street, Suite 4200
Houston, Texas  77002

Attention:  G. Michael O’Leary
Fax: (713) 220-4285

Email: moleary@andrewskurth.com

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by email shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours.  All Notices by email shall be confirmed promptly after transmission in writing by certified mail or personal delivery.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

6.3.         Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers.  It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

6.4.         Entire Agreement.  This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement and the AMID Partnership Agreement, together with the exhibits annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

6.5.         Governing Law; Jurisdiction; Waiver of Jury Trial.  To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.  Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.  Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) subject to service of process in the State of Delaware.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (II) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (III) WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF SUCH PROCESS IS GIVEN AS A

NOTICE IN ACCORDANCE WITH SECTION 6.2 OR IN ANY MANNER PRESCRIBED BY THE LAWS OF THE STATE OF DELAWARE.

6.6.         Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by AMID, AMID GP and the Supporting Party.  Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

6.7.         Remedies.

(a)           Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.8.         Successors and Assigns; Third Party Beneficiaries.  Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.9.         Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

6.10.       Execution.  This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

AMID:

AMERICAN MIDSTREAM PARTNERS, LP

	By:	American Midstream GP, LLC,
its general partner

	By:	/s/ Lynn L. Bourdon III
	Name:	Lynn L. Bourdon III
	Title:	Chairman, President and Chief
Executive Officer

AMID GP:

AMERICAN MIDSTREAM GP, LLC

	By:	/s/ Lynn L. Bourdon III
	Name:	Lynn L. Bourdon III
	Title:	Chairman, President and
Chief Executive Officer
MAGNOLIA:

MAGNOLIA INFRASTRUCTURE HOLDINGS, LLC

	By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	President

SUPPORT AGREEMENT		SIGNATURE PAGE

EXHIBIT A

FINANCIAL PROJECTIONS

Target LP DCF per Unit During the Support Period:

Q1 2017	Q2 2017	Q3 2017	Q4 2017
$0.45	$0.43	$0.48	$0.48
Q1 2018	Q2 2018	Q3 2018	Q4 2018
$0.52	$0.52	$0.51	$0.55
Q1 2019
$0.55

Certain Defined Terms:

For purposes of this Exhibit A, the terms set forth below shall be defined as follows:

“Adjusted EBITDA” shall mean the Adjusted EBITDA as reported within AMID’s applicable quarterly or annual financial statements.

“DCF” shall mean Adjusted EBITDA, less cash paid for interest expense and maintenance capital expenditures as each is reported within AMID’s applicable quarterly financial and earning statements.

“GP DCF” shall mean any amount of cash distributed to holders of the Incentive Distribution Rights and General Partnership Interest (as such terms are defined in the AMID Partnership Agreement), to the extent actually paid, assuming that the total amount distributed to the holders of any Partnership Interest (as such term is defined in the AMID Partnership Agreement) equals Support DCF or a coverage ratio of 1.0x.

“LP DCF” shall mean Support DCF less GP DCF.

“LP DCF per Unit” shall mean LP DCF divided by Units.

“Series A Preferred Units” shall mean the sum of the Series A-1 Convertible Preferred Units and the Series A-2 Convertible Preferred Units.

“Support DCF” shall mean DCF, plus cash interest or related expense or deduction paid to Supporting Party or its Affiliates.

“Support DCF per Unit” shall mean Support DCF divided by Units.

“Units” shall mean the weighted average number of AMID Common Units outstanding for the applicable period plus the additional number of AMID Common Units that would be outstanding.

assuming that (a) the outstanding Series A Preferred Units are converted into AMID Common Units on December 31, 2016 at a 1.10X conversion ratio and (b) any other security that could be converted into AMID Common Units would be excluded from the AMID Common Unit count in the calculation of Support DCF per Unit even if any such other security is actually converted into AMID Common Units.